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EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of
Thomas & Betts Corporation:

    We consent to incorporation by reference in the Registration Statements (No. 33-56789, No. 33-68370, No. 333-80435, No. 333-93101, No. 333-31290 and No. 333-31302) on Form S-8, Registration Statements (No. 333-61465, No. 333-87025, No. 333-93161 and No. 333-80483) on Form S-3 and Registration Statement No. 333-893 on Form S-4 of Thomas & Betts Corporation of our report dated March 26, 2001, relating to the consolidated balance sheets of Thomas & Betts Corporation and subsidiaries as of December 31, 2000 and January 2, 2000, and the related consolidated statements of operations, cash flows and shareholders' equity and comprehensive income (loss) for each of the years in the three-year period ended December 31, 2000 (as restated), which report appears or is incorporated by reference in the December 31, 2000 Annual Report on Form 10-K of Thomas & Betts Corporation.

/s/ KPMG LLP

KPMG LLP

Memphis, Tennessee
March 26, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS